UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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EXXON MOBIL CORPORATION

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Via Email. Subject: Last chance to vote: ExxonMobil Annual Shareholder meeting

Hello Shareholder,

The deadline to vote before our Annual Shareholder Meeting is quickly approaching. Don’t miss your chance to have a say in the future of our company: Vote before our Annual Meeting on May 28, 2025, at 9:30 a.m. Central.

Please vote using the instructions in your proxy materials. Voting instructions are also available online.

Haven’t received your proxy materials? If you hold your shares with a bank or broker, please reach out to them. If you hold your shares through our Transfer Agent, Computershare, please call 1-800-252-1800.

As thanks for your vote before the meeting, we’ll make a $1 donation to Khan Academy®. If every retail shareholder voted, that would be a $3 million contribution to further STEM education.

For more information on the agenda items and voting process, please review our 2025 Proxy Statement.

Need more information? Review our 2024 Annual Report for more on our financial and operating results for the year.

Thank you for investing in ExxonMobil.

Investor Relations

Exxon Mobil Corporation

Retail.Shareholder@exxonmobil.com